Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, solson1@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 2, 2022
BROOMFIELD, Colo. - January 14, 2022 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the period from the beginning of the ski season through January 2, 2022, compared to each of the two prior year periods through January 3, 2021 and January 5, 2020, respectively. Given the significant impacts of COVID-19 in the prior year period, the Company is also providing metrics relative to the comparable fiscal year 2020 season-to-date period. The reported ski season metrics are for our North American destination mountain resorts and regional ski areas, and exclude the results of our recently acquired Seven Springs, Hidden Valley and Laurel Mountain resorts (together, the “Seven Springs” acquisition) and our Australian ski areas in all periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 1.7% compared to the prior year season-to-date period and down 18.3% compared to the fiscal year 2020 season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 25.9% compared to the prior year season-to-date period and down 4.6% compared to the fiscal year 2020 season-to-date period. As a result of delayed openings at certain resorts, some pass product revenue will be recognized in the third quarter of fiscal year 2022 that would have otherwise been recognized in the second quarter of fiscal year 2022. Excluding this impact, season-to-date lift ticket revenue was down 0.6% compared to the fiscal year 2020 season-to-date period.
•Season-to-date ski school revenue was up 59.1% and dining revenue was up 64.7% compared to the prior year season-to-date period. Relative to the comparable period in fiscal year 2020, ski school revenue and dining revenue were down 25.2% and down 45.1%, respectively. Retail/rental revenue for North American resort and ski area store locations was up 36.3% compared to the prior year season-to-date period, and down 19.5% versus the comparable season-to-date period in fiscal year 2020.
Commenting on the ski season to date, Kirsten Lynch, Chief Executive Officer said, “As expected, season-to-date 2021/2022 North American ski season results are significantly outperforming results from the prior year, due to the greater impact of COVID-19 and related limitations and restrictions on results from the 2020/2021 season. Relative to the 2019/2020 North American ski season, the 2021/2022 North American ski season got off to a slow start with challenging early season conditions that were worse than our expectations, resulting in delayed openings and limited open terrain that persisted into the first week of the holidays ending December 26, 2021. Relative to the comparable periods in both fiscal year 2021 and fiscal year 2020, results across our destination resorts improved following Christmas as conditions improved between Christmas and

New Year’s Day. The storms during the holiday period created disruptions on certain key peak days that negatively impacted our results, particularly at our Tahoe resorts, which were each fully closed between one and three days during the peak holiday period. Whistler Blackcomb has experienced favorable conditions to date but, as expected, continues to be disproportionately negatively impacted by COVID-19 related travel restrictions on international visitors. Conditions at our Eastern U.S. ski areas were challenged and inconsistent through the holiday period with limited natural snow and variable temperatures that reduced our snowmaking activity. Although overall visitation was negatively impacted by the poor conditions, particularly among our local guests, our season pass sales results significantly mitigated the impact of the challenging start to the season on lift revenue and highlighted the stability created by our advance commitment strategy.
“In addition to the impacts associated with the challenging conditions, we believe that the significant acceleration of COVID-19 cases associated with the Omicron variant has negatively impacted our results along with the broader travel sector as we expect certain guests reconsidered travel plans and were impacted by related flight cancellations. The impact of COVID-19 cases amongst our employees and the related employee exclusions from work resulted in further challenges in an already difficult staffing environment. Relative to the comparable season-to-date period in fiscal year 2020, our ancillary lines of business have experienced revenue declines in excess of the declines in visitation, particularly in food and beverage, which has experienced an outsized impact related to numerous operational restrictions. Given the challenging staffing environment, exacerbated by COVID-19 related work exclusions, we implemented both a holiday and end of season bonus for our employees, the cost of which we estimate at $20 million, and which we believe will positively impact staffing through the rest of the season in conjunction with expected declines in COVID-19 work exclusions.”
Lynch continued, “While the challenging season-to-date conditions and COVID-19 related dynamics put downward pressure on overall results, we anticipate that the stability created by our season pass business, the relative strength of our destination visitation over the holidays, and recently improved conditions and results will lead to improving results for the remainder of the season. As a result, we continue to expect that Resort Reported EBITDA for fiscal year 2022 will be within the guidance range issued on December 9, 2021, including the estimated $20 million impact from the bonus programs and an estimated $10 million in Resort Reported EBITDA from the operations of Seven Springs for the period from the transaction closing on December 31, 2021 through the end of the fiscal year, neither of which were anticipated in our original guidance. The Company’s guidance excludes any estimates for integration expenses associated with the Seven Springs acquisition. The guidance assumes normal conditions and operations across our resorts for the remainder of the ski season, no incremental travel or operating restrictions associated with COVID-19 that could negatively impact our results and the same foreign currency rates as when the guidance was originally issued.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2022 North American season pass revenue compared to both fiscal 2021 and fiscal 2020 North American season pass revenue. As discussed above, several of our resorts experienced delayed openings associated with challenging early season conditions, which will result in pass product revenue being recognized in the third quarter of fiscal 2022 that would have otherwise been recognized in the second quarter of fiscal year 2022. Excluding the impact of the delayed openings on the timing of season pass revenue recognition, our season-to-date total lift revenue would have been up 25.4% compared to the prior year season-to-date period, and would have been down 0.6% compared to the fiscal year 2020 season-to-date period. Fiscal year 2021 season pass revenue does not include the pass product revenue recognized in the first quarter of fiscal year 2021 as a result of unutilized pass holder credits, and fiscal year 2020 season pass revenue was adjusted to exclude the impact of the deferral of pass product revenue as a result of pass holder credits offered to 2019/2020 North American pass holders. This approach results in comparisons of season pass revenue exclusive of the impact of discounts provided to our 2019/2020 pass holders. The metrics include all North American destination mountain resorts and regional ski areas excluding the Seven Springs acquisition, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior periods for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts' subsidiaries currently operate 40 destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Seven Springs, Hidden Valley, Laurel Mountain, Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the Rock Resorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release other than statements of historical information are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2022 performance (including the assumptions related thereto), our expectations regarding the effects of the COVID-19 pandemic on, among other things, our operations and the travel patterns of our current and potential customers; sales patterns and expectations related to our season pass products; our expectations regarding visitation for the 2021/2022 ski season; and our expectations regarding our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, which was filed on September 23, 2021.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.